UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
[ ]	Definitive Information Statement

PANEX RESOURCES INC.
(Name of Registrant As Specified In Chapter)

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[ ]

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Schedule 14C - Information Statement	Page 2

Preliminary Copy

PANEX RESOURCES INC.

(a Nevada corporation)

INFORMATION STATEMENT

Date first mailed to stockholders:  ________, 2013

c/o Coresco AG

Level 3, Gotthardstrasse 20

6304 Zug, Switzerland

(Principal Executive Offices)

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 1.  Information Required by Items of Schedule 14A.

a.

Introduction.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of Panex in connection with the prior approval by the board of directors of Panex, and receipt by the board of approval by written consent of the holders of a majority of Panex’s outstanding shares of common stock, of a resolution to,

1.

amend the Fourth Article of the Articles of Panex Resources Inc. by increasing the authorized capital from 500,000,000 shares to 3,000,000,000 shares of common stock with a par value of $0.001 per share;

(the “Resolution”).

Section 78.320 of the Nevada Revised Statutes and the By-laws of Panex provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On November 18, 2013, the board of directors of Panex approved and recommended the Resolution.  Subsequently, the holders of a majority of the voting power signed and delivered to Panex written consents representing at least 57.3% of the voting shares of common stock approving the Resolution, in lieu of a meeting.  Since the holders of the required majority of shares of common stock have approved the Resolution, no other votes are required or necessary and no proxies are being solicited with this Information Statement.

Panex has obtained all necessary corporate approvals in connection with the Resolution and your consent is not required and is not being solicited in connection with the approval of the Resolution.  This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

The Resolution will not become effective until (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the board of directors, in its sole discretion.  The Certificate of Amendment will be filed with the Secretary of State of Nevada and is expected to become effective on or about December _____, 2013.

This Information Statement is dated November _____, 2013 and is first being mailed to stockholders on or about November _____, 2013.  Only stockholders of record at the close of business on November 18, 2013 are entitled to notice of the Resolution and to receive this Information Statement.

Panex Resources Inc.

Schedule 14C - Information Statement	Page 3

Reasons for the Amendments to Articles

The amendment to the Articles of Incorporation of Panex to increase the authorized capital is being made, in part, to provide Panex with more flexibility and opportunities to conduct equity financings.  The Board of Directors believe that the amendment is in the best interests of Panes and its shareholders.  The Board of Directors believe that the increase is necessary so that Panex will have a sufficient number of authorized shares to meet its obligations to issue additional shares and for future contingencies.  The increase in authorized capital may also be necessary in order to have sufficient shares to issue upon conversion of notes, exercise of warrants and options.

The objective of the proposed change in the authorized capital structure of Panex is to allow for future issuances of shares of common stock of the Company in accordance with forward stock splits, proposed equity financings, debt settlement, and contractual provisions.  Moreover, based upon Panex’s historical losses from operations, Panex will require additional funding in the future.  If Panex cannot obtain capital through private offerings and financings or otherwise, its ability to execute developmental plans will be greatly limited. Historically, Panex has funded its operations through the issuance of equity.  Panex’s potential future cash flow and availability of financing may be subject to the appeal of private offerings, including the market prices of its shares of common stock.  Further, debt financing, if utilized, could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations.

The Board of Directors believe that an increase in the authorized capital structure will increase the marketability and liquidity of Panex in the future. The newly authorized shares of common stock will be available for issuance at the discretion and approval of Panex’s Board of Directors, without any further shareholder action.  Since the Board of Directors will have the authority to issue additional shares of common stock to provide additional financing in the future, the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of common stock.  If Panex does issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders.  As a result of such dilution, a shareholder’s proportionate ownership interest and voting power will be decreased accordingly.  Further, any such issuances could result in a change of control.

Presently, Panex does not have any plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares of common stock for any purpose, including future acquisitions and/or financings, except for the following:

1.

$0.001 Private Placement

Panex has approved a conditional equity financing to raise up to $850,000 in working capital for operations, exploration and administration.  Subject to the effective increase in the authorized capital of Panex, as per the Resolution, Panex will offer up to 850,000,000 restricted shares of common stock at a price of $0.001 per share to raise the working capital.  As of the date of this information statement, Panex has received, but not yet accepted, subscriptions in the amount of $100,000 for this private placement.  Panex is not aware of any change of control.  However, there could be a change of control if an investor subscribes for a large enough number of shares in the private placement and Panex accepts such subscription.

2.

Acquisition of Majority Ownership of Joint Venture

Panex is currently in negotiation for the share acquisition of a joint venture partner.  Panex is offering to acquire an 85% interest in a joint venture partner, which in turn is sole registered owner of 65% of certain mineral exploration licenses held in a joint venture on mineral properties situated in the Democratic Republic of Congo.  As consideration for the 85% interest in the joint venture Panex will pay $300,000 to certain shareholders for their share and will issue a certain number of restricted shares of common stock in the capital of Panex to those same shareholders pro rata, subject to both due diligence completed to the satisfaction of Panex and the effective increase in the authorized capital of Panex, as per the Resolution.  The selling shareholders will receive an aggregate number of restricted shares of common stock equal to 55% of the issued and outstanding shares of common stock post-closing.  As a result, there will be a change in control.  However, until the terms and conditions of the share acquisition are fully negotiated Panex will not know the complete details of the change of control.  Upon the closing of the share acquisition Panex will file a Form 8-K - Current Report disclosing the details of the share acquisition and any change of control.

Panex Resources Inc.

Schedule 14C - Information Statement	Page 4

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device.  The additional unissued common stock that will be available for issuance following the approval of the Resolution could have material anti-takeover consequences, including the ability of Panex’s board of directors to issue additional shares of common stock without additional shareholder approval because unissued shares of common stock could be issued by Panex’s board of directors in circumstances that may have the effect of delaying, deterring or preventing takeover bids.  For example, without further shareholder approval, Panex’s board of directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover.  In addition, because shareholders do not have preemptive rights under the Articles of Incorporation, the rights of existing shareholders may (depending on the particular circumstances in which the additional shares of common stock are issued) be diluted by any such issuance and increase the potential cost to acquire control of Panex.

Also, the increase in the number of unissued shares of common stock that could be issued as a result of the approval of the Resolution may affect the rights of existing holders of common stock to the extent that future issuances of shares of common stock reduce each existing shareholder’s proportionate ownership and voting rights in Panex.  In addition, possible dilution caused by future issuances of shares of common stock could be accompanied by a decline in the market price of Panex’s shares, assuming a market for Panex’s shares of common stock continues.

In proposing the Resolution Panex’s board of directors was, in part, motivated by its desire to provide sufficient shares to permit the acquisition of other assets and financial considerations, and not by the threat of any attempt to accumulate shares or otherwise gain control of Panex.  However, shareholders should nevertheless be aware that approval of Resolution could facilitate future efforts to deter or prevent changes of control in the future.

Other than the Resolution, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of Panex.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, Panex currently has no intent or plans or proposals to employ the additional unissued authorized shares as an anti-takeover device or to adopt other provisions or enter into other arrangements that may have anti-takeover ramifications.

Panex has no anti-takeover mechanisms present in its governing documents or otherwise.  Panex confirms that there are no plans or proposals to adopt any such provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

Other provisions of Panex’s Articles of Incorporation and Bylaws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Panex or changing its Board of Directors and management.  According to Panex’s Articles of Incorporation and Bylaws, the holders of Panex’s common stock do not have cumulative voting rights in the election of Panex’s directors.  The combination of the present ownership by a few stockholders of a significant portion of Panex’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace Panex’s Board of Directors or for a third party to obtain control of Panex by replacing its Board of Directors.

However, Nevada, like many other states, permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to unsolicited takeover attempts through amendment of the corporate charter or bylaws or otherwise, such as certain defensive strategies that include, but are not limited to, the adoption of a severance plan for management and key employees, which becomes effective upon the occurrence of a change in control, the establishment of a staggered board of directors, the elimination of the right to remove a director other than for cause, and the authorization of preferred stock, the rights and preferences of which may be determined by the board.  None of these measures have been adopted by Panex nor will be adopted as part of the Resolution.

Dissenters’ Right of Appraisal.

Neither the Articles and By-laws of Panex nor the Nevada Revised Statutes provide for dissenters’ rights of appraisal in connection with the Resolution.

Panex Resources Inc.

Schedule 14C - Information StatementPage 5

b.

Voting Securities and Principal Holders Thereof

As of November 18, 2013, there were 366,261,507 outstanding shares of common stock of Panex, each of which was entitled to one vote for the purpose of approving the Resolution.  Stockholders of record at the close of business on November 18, 2013 (the date of the stockholders’ written consent) were furnished copies of this Information Statement.

Panex confirms that there are no convertible securities in existence that are convertible into shares of common stock.

(i)

Security Ownership of Certain Beneficial Owners (more than 5%)

To the best knowledge of Panex, the following table sets forth all persons beneficially owning more than 5% of the common stock of Panex as at November 18, 2013.  Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner [1]	(4) Percent of Class [2]
shares of common stock	Patane Ltd. Graben 27 Vienna, 1010, Austria	110,000,000	30.0%
shares of common stock	Coresco AG [3] Level 3, Gotthardstrasse 20 6304 Zug, Switzerland	100,000,000	27.3%
shares of common stock	Corporate Consultants Pty Ltd. PO Box 131 Subiaco, Western Australia 6904, Australia	25,000,000	6.9%
shares of common stock	Michael Muhiya Faliaia Banque de Gestion Edmond de Rothschild 2 avenue de Monte-Carlo Monte-Carlo, 98000, Monaco	15,000,000	4.1%
shares of common stock	GSS Pty Ltd. 9 Heath Court, Cashmere Old Brisbane, 4500, Australia	13,000,000	3.5%

[1]  The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Information Statement from options, warrants, rights, conversion privileges or similar obligations.

[2]  Based on 366,261,507 shares of common stock issued and outstanding as of November 18, 2013.

[3]  Coresco AG is owned by Klaus Eckhof (25%), Lars Pearl (25%), Mark Gasson (25%), and Ross Doyle (25%), but only the board of directors of the company have control over the sale and the voting of the shares.

(ii)

Security Ownership of Management

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner[1]	(4) Percent of Class [2]
shares of common stock	Klaus Eckhof [3] Level 3, Gotthardstrasse 20 6304 Zug, Switzerland	Nil	0.00%
shares of common stock	Ross Doyle [3] Level 3, Gotthardstrasse 20 6304 Zug, Switzerland	1,977,533	0.5%
shares of common stock	Directors and Executive Officers (as a group)	1,977,533	0.5%

 [1]  The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Information Statement from options, warrants, rights, conversion privileges or similar obligations excepted as otherwise noted.

[2]  Based on 366,261,507 shares of common stock issued and outstanding as of November 18, 2013.

[3]  Each of Klaus Eckhof and Ross Doyle have a 25% interest in Coresco AG, but do not have control of the sale or the vote of the 100,000,000 shares of common stock registered in the name of Coresco AG.

Panex Resources Inc.

Schedule 14C - Information Statement	Page 6

(iii)

Changes in Control

Except as set out above in “Reasons for the Amendments to Articles” Panex is not aware of any arrangement that may result in a change in control of Panex.

Item 2.  Statement That Proxies Are Not Solicited.

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 3.  Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.

Holders of a majority of Panex’s outstanding shares of common stock approved the Resolution on November 18, 2013.

At that time none of Panex’s current or former officers or directors had any financial interest in the Resolution except to the extent that they were shareholders of Panex.

Except as otherwise described elsewhere, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in connection with the Resolution that is not shared by all other holders of Panex’s common stock. See “b. Voting Securities and Principal Holders Thereof” above.

Management has not received any notice of opposition to the Resolution.

Item 4. Proposals by Security Holders.

Not applicable as no shareholder proposals have been submitted.

Item 5. Delivery of Documents to Security Holders Sharing an Address.

Panex will only deliver one information statement to multiple shareholders sharing an address, unless Panex has received contrary instructions from one or more of the shareholders.  Also, Panex will promptly deliver a separate copy of this information statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future shareholder communication documents to any shareholder or shareholders sharing an address to which multiple copies are now delivered, upon written or oral request to Panex at the following address and telephone number:

Panex Resources Inc.

c/o Coresco AG

Level 3, Gotthardstrasse 20

6304 Zug, Switzerland

+41.41.711.0281

Shareholders may also address future requests regarding delivery of information statements and/or annual reports by contacting Panex at the address noted above.

Panex Resources Inc.

Schedule 14C - Information Statement	Page 7

Where You Can Find More Information.

Panex files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any reports, statements or other information Panex files at the Securities and Exchange Commission’s public reference room in Washington, D.C.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Panex’s filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

By Order of the Board of Directors

/s/ Klaus Eckhof
Dated: November 20, 2013	Klaus Eckhof - President and CEO

Panex Resources Inc.